UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CPG Newco LLC

to be converted to a corporation named

The AZEK Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-1017663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1330 W Fulton Street #350 Chicago, IL	60607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-236325

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

CPG Newco LLC, the registrant whose name appears on the cover of this registration statement, is a Delaware limited liability company. Prior to the listing on the New York Stock Exchange, CPG Newco LLC will be converted into a Delaware corporation pursuant to a statutory conversion and change its name to The AZEK Company Inc. The Class A Common Stock to be listed on the New York Stock Exchange and referred to herein are securities of The AZEK Company Inc.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class A Common Stock, par value $0.001 per share, of The AZEK Company Inc. (the “Registrant”) set forth under the heading “Description of Capital Stock” in the prospectus that constitutes a part of the Registration Statement on Form S-1 (File No. 333-236325) initially filed publicly by the Registrant with the Securities and Exchange Commission on February 7, 2020, as subsequently amended from time to time thereafter, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference in response to this item.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CPG NEWCO LLC
Dated: June 9, 2020
	By:	CPG Holdco LLC, its member
	By:	AOT Building Products, L.P., its member
	By:	AOT Building Products GP Corp., its general partner

		By:	/s/ Paul Kardish
Paul Kardish Chief Legal Officer